United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 21, 2014

Date of Report (Date of earliest event reported)

NUVILEX, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 310 Silver Spring, Maryland	20904-1643
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A ___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

On February 14, 2014, Nuvilex, Inc., a Nevada corporation (“Company”), entered into a $27,000,000 purchase agreement (“Purchase Agreement”) and a registration rights agreement (“Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), pursuant to which the Company has the right to sell to Lincoln Park up to $27,000,000 in shares of its common stock (“Common Stock”), subject to certain limitations.

On March 21, 2014, the Company and Lincoln Park entered into a letter agreement amending the terms of the Purchase Agreement and the Registration Rights Agreement to provide an additional 90 days for the Company to file a Registration Statement with the Securities and Exchange Commission regarding the resale of the Common Stock which may be sold to Lincoln Park pursuant to the Purchase Agreement. Except as provided in the letter agreement, the Purchase Agreement and Registration Rights Agreement continue in full force and effect as originally entered into by the parties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1         Letter Agreement dated March 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2014

NUVILEX, INC. By: /s/ Kenneth L. Waggoner Kenneth L. Waggoner Chief Executive Officer